UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 30, 2007

Century Aluminum Company
(Exact name of registrant as specified in its charter)

Delaware	0-27918	13-3070826
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2511 Garden Road Building A, Suite 200 Monterey, California (Address of principal executive offices)	93940 (Zip Code)
(831) 642-9300
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02  Compensatory Arrangements of Certain Officers

(e)    Amendment to Employment Agreements

    Effective August 30, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of Century Aluminum Company (the “Company”) approved an amendment to the original employment agreement with Logan W. Kruger, President and Chief Executive Officer (the “Amendment”).  The terms of Mr. Kruger’s original employment agreement and the benefits payable thereunder are described in the Post-Employment Compensation section of the Company’s Proxy Statement for its 2007 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 23, 2007, which description is incorporated herein by reference.  The Amendment changes the vesting period for certain enhanced supplemental retirement benefits from the original vesting of 20% per year, beginning December 13, 2010, to vesting in equal monthly installments at the rate of 1/120th per calendar month for 120 months beginning December 13, 2005.  The Amendment provides that any vested enhanced supplemental retirement benefit will be forfeited if Mr. Kruger’s employment with the Company terminates prior to December 13, 2010, except by reason of his death or disability or upon a change in control (as defined in Mr. Kruger’s employment agreement).  If Mr. Kruger dies or becomes disabled prior to December 13, 2010, Mr. Kruger will retain all enhanced supplemental retirement benefits that have vested through the date of his death or disability.  If Mr. Kruger dies or becomes disabled after December 13, 2010, or if there is a change in control of the Company, the enhanced supplemental retirement benefits will fully vest.  Finally, the Amendment provides that if Mr. Kruger’s employment with the Company is terminated by the Company without “cause” or is terminated by Mr. Kruger for “good reason” (as such terms are defined in the Amendment), Mr. Kruger’s supplemental retirement benefits will continue to vest over the remaining portion of the contract term.  During that period, Mr. Kruger will also continue to receive his salary and an annual bonus equal to the highest annual bonus payment he received in the previous three years, and his stock options and performance shares will continue to vest.

    Effective August 30, 2007, the Committee also approved amendments to the Company’s original employment agreements with Wayne R. Hale, Executive Vice President and Chief Operating Officer; Michael A. Bless, Executive Vice President and Chief Financial Officer; and Robert R. Nielsen, Executive Vice President, General Counsel and Secretary.  The terms of each executive’s original employment agreement are described in the Post-Employment Compensation section of the Company’s Proxy Statement for its 2007 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 23, 2007, which description is incorporated herein by reference.  Consistent with the amendment to Mr. Kruger’s employment agreement with respect to provisions applicable if the executive’s employment with the Company is terminated by the Company without “cause” or is terminated by the executive for “good reason”, the amendments provide that in such circumstances, the executive will continue to receive his salary and bonus, and the vesting of his stock options and performance shares will continue, for the remaining term of his contract.

    The foregoing descriptions of the material terms of the amendments are qualified by reference to the full text of such amendments, which will be included as exhibits to the Company’s Form 10-Q for the quarter ended September 30, 2007.

****

The information in this Form 8-K may contain "forward-looking statements" within the meaning of U.S. federal securities laws.  The Company has based its forward-looking statements on current expectations and projections about the future, however, these statements are subject to risks, uncertainties and assumptions, any of which could cause the Company's actual results to differ materially from those expressed in its forward-looking statements.  More information about these risks, uncertainties and assumptions can be found in the risk factors and forward-looking statements cautionary language contained in the Company's Annual Report on Form 10-K and in other filings made with the Securities and Exchange Commission.  The Company does not undertake, and specifically disclaims, any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date such forward-looking statements are made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTURY ALUMINUM COMPANY
Date:	September 6, 2007	By:	/s/ William J. Leatherberry
Name: William J. Leatherberry Title: Assistant General Counsel and Assistant Secretary